EXHIBIT 5.1

                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER
                                                            202-434-4660

February 10, 1999


Board of Directors
First Star Bancorp, Inc.
418 West Broad Street
Bethlehem, Pennsylvania  18018

Ladies and Gentlemen:

         Reference is made to the registration statement on Form SB-2 (the "Registration Statement") being filed by First Star Bancorp, Inc., a
Pennsylvania corporation (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 58,840 shares of the Company's common stock, $1.00 par value per share, to be issued or reserved for issuance in connection with the mutual to stock conversion of Nesquehoning Savings Bank and simultaneous merger with and into First Star Savings Bank, a wholly owned subsidiary of the Company (the "Merger Conversion"), as described in the Registration Statement.

         In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors, the Agreement and Plan of Reorganization and such other documents and matters of law as we deemed relevant for the purpose of rendering this opinion. Based solely upon the foregoing and relying upon the Company as to the accuracy of the facts and documents (without independent verification), we are of the opinion that the Common Stock, when issued in accordance with the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.


         We assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We consent to the filing of this opinion only as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal and Tax Matters" in the Prospectus forming a part of the Registration Statement. ^ In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                       Very truly yours,


                                       /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                       ---------------------------------------
                                       Malizia, Spidi, Sloane & Fisch, P.C.